                                                                    EXHIBIT 11.1

                 UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
     COMPUTATION OF HISTORICAL PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE DATA)

                                                                          YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------------------------------
                                                          1997             1996         1995        1994        1993
                                                    ----------------   ------------  ----------  ----------  ----------
BASIC EARNINGS PER SHARE
Income (loss) before extraordinary loss on
  extinguishment of debt..........................  $     83,159       $     18,593  $   (9,388) $   (7,739) $  (27,181)
Less preferred stock dividends....................          (561 )          --           --          --          --
                                                    ----------------   ------------  ----------  ----------  ----------
Net income (loss).................................        82,598             18,593      (9,388)     (7,739)    (27,181)
Extraordinary loss on extinguishment of debt......         --                (8,228)       (801)     (4,321)     --
                                                    ----------------   ------------  ----------  ----------  ----------
Net income (loss) applicable to common
  stockholders....................................  $     82,598       $     10,365  $  (10,189) $  (12,060) $  (27,181)
                                                    ----------------   ------------  ----------  ----------  ----------
                                                    ----------------   ------------  ----------  ----------  ----------
NUMBER OF SHARES ON WHICH NET INCOME (LOSS) PER
  SHARE IS BASED:
Historical weighted average common shares
  outstanding.....................................       253,332            253,332      20,000      20,000      20,000
Reorganization stock dividend (227.010528 shares
  for each common share)..........................    57,509,030         57,509,030   4,540,210   4,540,210   4,540,210
Reorganization shares issued......................     8,670,998          8,670,998      --          --          --
Public offering shares issued.....................    16,340,000         16,340,000      --          --          --
Additional shares issued to underwriters..........     2,451,000          2,451,000      --          --          --
Options converted to Class A common stock.........        14,158            --           --          --          --
                                                    ----------------   ------------  ----------  ----------  ----------
Weighted average common shares....................    85,238,518         85,224,360   4,560,210   4,560,210   4,560,210
                                                    ----------------   ------------  ----------  ----------  ----------
                                                    ----------------   ------------  ----------  ----------  ----------
BASIC EARNINGS PER SHARE:
Income (loss) per share before extraordinary
  loss............................................          0.98       $       0.22  $    (2.06) $    (1.70) $    (5.96)
Less preferred stock dividends per share..........         (0.01 )          --           --          --          --
                                                    ----------------   ------------  ----------  ----------  ----------
Income (loss) per share available to common
  stockholders....................................          0.97       $       0.22  $    (2.06) $    (1.70) $    (5.96)
Extraordinary loss per share......................         --                 (0.10)      (0.18)      (0.95)     --
                                                    ----------------   ------------  ----------  ----------  ----------
Net income (loss) per share available to common
  stockholders....................................  $       0.97       $       0.12  $    (2.24) $    (2.65) $    (5.96)
                                                    ----------------   ------------  ----------  ----------  ----------
                                                    ----------------   ------------  ----------  ----------  ----------
DILUTED EARNINGS PER SHARE
Income (loss) before extraordinary loss on
  extinguishment of debt..........................        83,159       $     18,593  $   (9,388) $   (7,739) $  (27,181)
Less preferred stock dividends....................         --               --           --          --          --
                                                    ----------------   ------------  ----------  ----------  ----------
Net income (loss).................................        83,159             18,593      (9,388) $   (7,739) $  (27,181)
Extraordinary loss on extinguishment of debt......         --                (8,228)       (801)     (4,321)     --
                                                    ----------------   ------------  ----------  ----------  ----------
Net income (loss) per share available to common
  stockholders....................................  $     83,159       $     10,365  $  (10,189) $  (12,060) $  (27,181)
                                                    ----------------   ------------  ----------  ----------  ----------
                                                    ----------------   ------------  ----------  ----------  ----------
NUMBER OF SHARES ON WHICH NET INCOME (LOSS) PER
  SHARE IS BASED:
Historical weighted average common shares
  outstanding.....................................       253,332            253,332      20,000      20,000      20,000
Reorganization stock dividend (227.010528 shares
  for each common share)..........................    57,509,030         57,509,030   4,540,210   4,540,210   4,540,210
Reorganization shares issued......................     8,670,998          8,670,998      --          --          --
Public offering shares issued.....................    16,340,000         16,340,000      --          --          --
Additional shares issued to underwriters..........     2,451,000          2,451,000      --          --          --
Options converted to Class A common stock.........        14,158            --           --          --          --
                                                    ----------------   ------------  ----------  ----------  ----------
Weighted average common shares before dilutive
  effect of common stock equivalents..............    85,238,518         85,224,360   4,560,210   4,560,210   4,560,210
                                                    ----------------   ------------  ----------  ----------  ----------

                 UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES
     COMPUTATION OF HISTORICAL PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                  (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE DATA)

                                                                          YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------------------------------
                                                          1997             1996         1995        1994        1993
                                                    ----------------   ------------  ----------  ----------  ----------
Common stock equivalents:
Warrants..........................................    28,795,768         28,779,416      --    (b)     --    (b)     --    (b)
Options...........................................     1,576,826 (a)      1,423,262      --          --          --
Convertible Preferred Stock (c)...................       734,225            162,622      --          --          --
                                                    ----------------   ------------  ----------  ----------  ----------
Weighted average common shares....................   116,345,337        115,589,660   4,560,210   4,560,210   4,560,210
                                                    ----------------   ------------  ----------  ----------  ----------
                                                    ----------------   ------------  ----------  ----------  ----------
DILUTED EARNINGS PER SHARE:
Income (loss) per share before extraordinary
  loss............................................          0.71       $       0.16  $    (2.06) $    (1.70) $    (5.96)
Less preferred stock dividends per share..........         --               --           --          --          --
                                                    ----------------   ------------  ----------  ----------  ----------
Income (loss) per share available to common
  stockholders....................................          0.71               0.16       (2.06)      (1.70)      (5.96)
Extraordinary loss per share......................         --                 (0.07)      (0.18)      (0.95)     --
                                                    ----------------   ------------  ----------  ----------  ----------
Net income (loss) per share available to common
  stockholders....................................  $       0.71       $       0.09  $    (2.24) $    (2.65) $    (5.96)
                                                    ----------------   ------------  ----------  ----------  ----------
                                                    ----------------   ------------  ----------  ----------  ----------

------------------------------

(a) Options of 2,320,000 shares granted on December 12, 1997, were excluded as common stock equivalent, since the average market price of the Class A common stock during the 1997 fourth quarter was lower than the exercise price of the options and the inclusion of the potential shares would be antidilutive. No options were granted by the Company prior to September 26, 1996.

(b) The Company had a loss before the extraordinary loss on extinguishment of debt. Therefore, the warrants were excluded from the computation of Diluted EPS because the inclusion of the potential shares would be antidilutive.

(c) The redeemable convertible 6% preferred stock was issued on March 20, 1997, as part of the acquisition of the Sacramento full-power Affiliated Station. The 12,000 shares issued and outstanding at December 31, 1997, have a liquidation preference of $1,000 per share (plus accrued and unpaid dividends). The preferred stock is convertible into Class A Common Stock at the option of the holder until the fourth anniversary of the closing of the acquisition at a conversion price of $16.34375 (post-stock split).